UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2008

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 15, 2008, Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), issued a press release and filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Company had entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors pursuant to which the Company has agreed to issue and sell an aggregate of 7,550,000 registered shares of its common stock, par value $0.001 per share, at $0.50 per share, for aggregate gross proceeds of approximately $3,775,000, before deducting estimated fees and expenses associated with the offering (the “Offering”). The Original 8-K also stated that the purchasers will receive warrants, with a term of five years, to purchase an aggregate of 7,550,000 shares of our common stock at an exercise price of $0.70 per share, and warrants, with a term of four months, to purchase an aggregate of 3,020,000 shares of our common stock at an exercise price of $0.67 per share.

Subsequent to the issuance of the press release and the filing of the Original 8-K, the number of shares the Company has agreed to issue and sell in the Offering decreased by 50,000 shares to 7,500,000 and the amount of aggregate gross proceeds anticipated to be received by the Company decreased by $25,000 to approximately $3,750,000, before deducting estimated fees and expenses associated with the Offering. As a result of this decrease in the number of shares to be issued and sold in the Offering, the purchasers will now receive warrants, with a term of five years, to purchase an aggregate of 7,500,000 shares of our common stock at an exercise price of $0.70 per share. The purchasers will also receive warrants, with a term of four months, to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.67 per share. The warrants are not exercisable until August 16, 2008.

The closing is expected to take place on February 20, 2008, subject to the satisfaction of customary closing conditions contained in the Purchase Agreement. The shares of Common Stock offered by the Company in this transaction were registered under the Company’s existing shelf registration statement (File No. 333-148911) on Form S-3, which was declared effective by the Securities and Exchange Commission on February 5, 2008.

Maxim Group, LLC (“Maxim”) acted as the placement agent for the Offering. On February 12, 2008, the Company executed a placement agent agreement (the “Placement Agent Agreement”) with Maxim. The Company will pay the placement agent an aggregate fee equal to 7% of the gross proceeds of the Offering equal to approximately $262,500, will issue warrants to purchase 300,000 shares of our common stock, or 4% of the aggregate number of shares sold in the Offering, and will pay Maxim’s expenses of the Offering.

A copy of each of the Purchase Agreement, dated February 14, 2008, the form of Warrant and the related press release of the Company, dated February 15, 2008, were filed as Exhibits 10.1, 4.1 and 99.1, respectively, to the Original 8-K, and are incorporated herein by reference. A copy of the executed Placement Agent Agreement, dated February 12, 2008, is filed as Exhibit 10.2 herewith and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documents related thereto, is qualified in its entirety by reference to such Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
4.1*	Form of Common Stock Purchase Warrant

10.1*	Securities Purchase Agreement dated February 14, 2008, by and among Pro-Pharmaceuticals, Inc. and the Purchasers named therein.

10.2	Placement Agent Agreement dated February 12, 2008, by and between Pro-Pharmaceuticals, Inc. and Maxim Group, LLC.

99.1*	News release dated February 15, 2008

*	Previously filed as exhibits to the Company’s Current Report on Form 8-K filed on February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: February 15, 2008